EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated March 28, 2006, accompanying the consolidated financial statements in the Annual Report of ViewCast.com, Inc. on Form 10-KSB for the year ended December 31, 2005. We hereby consent to the incorporation by reference in the following Registration Statements of ViewCast.com, Inc.:

Registration
Form Type	Number
Form SB-2	333-31947
Form S-8	333-53159
Form S-8	333-63799
Form S-3	333-77923
Form S-3	333-35662
Form S-3	333-40630
/s/ GRANT THORNTON LLP
Dallas, Texas
April 30, 2007

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